EXHIBIT 11
              STATEMENT RE  COMPUTATION OF PER SHARE EARNINGS
              -----------------------------------------------


                           POLAROID CORPORATION
                COMPUTATION OF EARNINGS PER COMMON SHARE
                 (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           FOURTH QUARTER, 1996

PRIMARY COMPUTATION
-------------------

Earnings before extraordinary item per statement of earnings  $ 13.0

Extraordinary item                                              (1.6)
                                                              ------
Net earnings                                                  $ 11.4
                                                              ======


Weighted average number of common
shares outstanding                                              45.2

Weighted average number of common
stock equivalents                                                 .4
                                                              ------
Weighted average number of common
shares, as adjusted                                             45.6
                                                              ======



Primary earnings per common share:
   Earnings before extraordinary item                         $  .28

   Extraordinary item                                           (.03)
                                                              ------
   Net earnings                                               $  .25
                                                              ======

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           FOURTH QUARTER, 1996




FULLY DILUTED COMPUTATION
-------------------------

Earnings before extraordinary item per statement of earnings  $  13.0

Add:  effect of elimination of after-tax interest expense
      on $139.5 million 8% convertible debentures                 1.7
                                                              -------

Earnings before extraordinary item, as adjusted                  14.7

Extraordinary item                                               (1.6)
                                                              -------
Net earnings, as adjusted                                     $  13.1
                                                              =======



Weighted average number of common
shares outstanding used for primary computation                  45.2

Weighted average number of common
stock equivalents                                                  .5

Add:  effect of converting $139.5 million
      8% convertible debentures into common stock                 4.3  (A)
                                                              -------
Weighted average number of common shares
outstanding, as adjusted                                         50.0
                                                              =======



Fully diluted earnings/(loss) per common share:
   Earnings before extraordinary item                         $  .29

   Extraordinary item                                           (.03)
                                                              -------
   Net earnings                                               $  .26  (B)
                                                              =======


(A)Assumes conversion of $139.5 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

(B)This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                      YEAR ENDED DECEMBER 31, 1996





PRIMARY COMPUTATION
-------------------

Earnings before extraordinary item per statement of earnings  $ 15.0

Extraordinary item                                             (56.1)
                                                              -------
Net loss                                                      $(41.1)
                                                              =======



Weighted average number of common
shares outstanding                                              45.4

Weighted average number of common
stock equivalents                                                 .6
                                                              ------

Weighted average number of common
shares, as adjusted                                             46.0
                                                              ======



Primary earnings/(loss) per common share:
   Earnings before extraordinary item                         $  .32

   Extraordinary item                                          (1.21)
                                                              -------
   Net loss                                                   $ (.89)
                                                              =======

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                    YEAR ENDED DECEMBER 31, 1996




FULLY DILUTED COMPUTATION
-------------------------

Earnings before extraordinary item per statement of earnings   $ 15.0

Add:  effect of elimination of after-tax interest expense
      on $139.5 million 8% convertible debentures                 6.8
                                                              -------
Earnings before extraordinary item, as adjusted                  21.8

Extraordinary item                                              (56.1)
                                                              -------
Net loss, as adjusted                                         $ (34.3)
                                                              =======


Weighted average number of common
shares outstanding used for primary computation                  45.4

Weighted average number of common
stock equivalents                                                  .6

Add:  effect of converting $139.5 million
      8% convertible debentures into common stock                 4.3  (A)
                                                              -------
Weighted average number of common shares
outstanding, as adjusted                                         50.3
                                                              =======

Fully diluted earnings/(loss) per common share:
   Earnings before extraordinary item                         $  .43

   Extraordinary item                                          (1.11)
                                                              -------
   Net loss                                                   $ (.68)  (B)
                                                              =======




(A)Assumes conversion of $139.5 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

(B)This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

                           POLAROID CORPORATION
          COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         FOURTH QUARTER, 1995





PRIMARY COMPUTATION
-------------------

Net loss per statement of earnings                          $(111.0)
                                                            ========

Weighted average number of common
shares outstanding                                             45.5

Weighted average number of common
stock equivalents                                                --
                                                            --------

Weighted average number of common
shares, as adjusted                                            45.5
                                                            ========


Primary loss per common share                               $ (2.44)
                                                            ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             FOURTH QUARTER, 1995




FULLY DILUTED COMPUTATION
-------------------------

Net loss per statement of earnings                             $(111.0)

Add:  effect of elimination of after-tax interest expense
      on $140.0 million 8% convertible debentures                  1.7
                                                               --------
Net loss, as adjusted                                          $(109.3)
                                                               ========

Weighted average number of common
shares outstanding used for primary computation                   45.5

Weighted average number of common
stock equivalents                                                  1.2

Add:  effect of converting $140.0 million
      8% debentures into common stock                              4.3  (A)
                                                               --------
Weighted average number of common
shares, as adjusted                                               51.0
                                                               ========

Fully diluted loss per common share                            $ (2.14)  (B)
                                                               ========


(A)Assumes conversion of $140.0 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

(B)This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         YEAR ENDED DECEMBER 31, 1995





PRIMARY COMPUTATION
-------------------

Net loss per statement of earnings                            $(140.2)
                                                              ========

Weighted average number of common
shares outstanding                                               45.4

Weighted average number of common
stock equivalents                                                  --
                                                              --------
Weighted average number of common
shares, as adjusted                                              45.4
                                                              ========


Primary loss per common share                                 $ (3.09)
                                                              ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                        YEAR ENDED DECEMBER 31, 1995




FULLY DILUTED COMPUTATION
-------------------------

Net loss per statement of earnings                              $(140.2)

Add:  effect of elimination of after-tax interest expense
      on $140.0 million 8% convertible debentures                   6.8
                                                                --------
Net loss, as adjusted                                           $(133.4)
                                                                ========

Weighted average number of common
shares outstanding used for primary computation                    45.4

Weighted average number of common
stock equivalents                                                   1.4

Add:  effect of converting $140.0 million
      8% debentures into common stock                               4.3  (A)
                                                               --------
Weighted average number of common
shares, as adjusted                                                51.1
                                                               ========


Fully diluted loss per common share                           $  (2.61)  (B)
                                                               ========


(A)Assumes conversion of $140.0 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

(B)This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.